Exhibit 4.58

December 2008

ADDENDUM NO. 1

to

GUARANTEE, REVOLVING CREDIT AND TERM LOAN FACILITY AGREEMENT

dated 17 September 2008

between

OCEAN RIG ASA

and

OCEAN RIG NORWAY AS

as borrowers

OCEAN RIG ASA

OCEAN RIG NORWAY AS

OCEAN RIG 1 AS

OCEAN RIG 2 AS

OCEAN RIG NORTH SEA AS

and

OCEAN RIG USA LLC

as original guarantors

THE FINANCIAL INSTITUTIONS

listed in Schedule I

as banks

DNB NOR BANK ASA

as guarantee bank

DNB NOR BANK ASA

as mandated lead arranger and bookrunner

and

HSH NORDBANK AG

NORDEA BANK NORGE ASA

and

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

as mandated lead arrangers

DNB NOR BANK ASA

as agent

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THIS ADDENDUM NO. 1 to the USD 1,040,000,000 Guarantee, Revolving Credit and Term Loan Facility Agreement dated 17 September 2008 (the “Facility Agreement”) is made on December 2008 between:

(1)	OCEAN RIG ASA, org. no. NO 976 769 643, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway and OCEAN RIG NORWAY AS, org. no. NO 879 750 172, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway (“OR Norway”) as borrowers (the “Borrowers”);

(2)	OCEAN RIG ASA, org. no. NO 976 769 643, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway, OCEAN RIG NORWAY AS, org. no. NO 879 750 172, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway, OCEAN RIG 1 AS, org. no. NO 979 750 188, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway, OCEAN RIG 2 AS, org. no. NO 979 750 196, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway and OCEAN RIG NORTH SEA AS, org. no. NO 992 250 941, Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway as original guarantors (the “Original Guarantors”);

(3)	THE FINANCIAL INSTITUTIONS parties hereto as banks (the “Banks”);

(4)	DNB NOR BANK ASA, Stranden 21, N-0021 Oslo, Norway as guarantee bank (the “Guarantee Bank”);

(5)	DNB NOR BANK ASA, Stranden 21, N-0021 Oslo, Norway as mandated lead arranger and bookrunner and HSH NORBANK AG, Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, NORDEA BANK NORGE ASA, Middelthunsgate 17, N-0368 Oslo, Norway and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), SE-106 40 Stockholm, Sweden as mandated lead arrangers (the “Arrangers”); and

(6)	DNB NOR BANK ASA, Stranden 21, N-0021 Oslo, Norway as agent and security trustee (the “Agent”).

WHEREAS

(A)	Each Finance Party, by its signature to this Addendum No. 1, hereby releases Ocean Rig USA LLC from its obligations as guarantor under the Facility Agreement;

(B)	the Parties have agreed to make certain amendments to the Facility Agreement in relation to the reconstruction of the Group permitted pursuant to paragraph (b) of Clause 22.19 (Merger and reconstruction restrictions) of the Facility Agreement, such reconstruction more closely described in more detail in the letter dated 19 November 2008 from the Parent to the Agent;

IT IS HEREBY AGREED AS FOLLOWS:

1.	The wording of the following definitions in Clause 1.1 (Definitions) of the Facility Agreement shall be deleted in their entirety and replaced with the following wording:

““First Equipment Charge”

means a first priority all asset security, or such other security over moveable assets required by the Agent (acting on the instructions of the Majority Banks) granted or to be granted by each Owner in favour of the Agent as security for the obligations of the relevant Owner under the Finance Documents in relation to the Senior Facilities.

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“Letter of Credit”

means the irrevocable standby letter of credit in the amount of USD 20,000,000 issued by the Guarantee Bank in favour of the Beneficiary on 14 March 2008 under the Existing Guarantee Facility Agreement to support payments by the Owner of the relevant Unit under the New Eirik Raude Qualifying Contract, and deemed to be issued under the Guarantee Facility on and from the date the Agent has given notice to the Borrowers and the Banks pursuant to Clause 3.1 (Documentary conditions precedent), as amended, substituted or re-executed.

“New Eirik Raude Qualifying Contract”

means the form of contract for the provision of semi-submersible drilling unit “Eirik Raude” and associated drilling services dated 15 February 2008 entered into by the Owner thereof with Tullow Oil Plc, 3rd Floor – Building 11, Chiswick Park, 566 Chiswick High Road, London W4 5YS, England at an initial daily rate of USD 580,000 and an average daily rate of USD 605,760 (net of any withholding tax, mobilisation costs and other deductions), and as assigned, transferred and/or novated to Ocean Rig Ghana Limited.

“Owner”

means each of the registered owners of the Units from time to time.

“Second Equipment Charge”

means a second priority all asset security, or such other security over moveable assets required by the Agent (acting on the instructions of the Majority Banks) granted or to be granted by each Owner in favour of the Agent as security for the obligations of the relevant Owner under the Finance Documents in relation to the Junior Facilities.”

2.	The wording of paragraph (d) of Clause 2.4 (Purpose and application) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

“The purpose of the Guarantee Facility is to maintain the Letter of Credit issued in favour of the Beneficiary on behalf of and for the account of the Borrowers to support payments by Ocean Rig 2 AS and/or Ocean Rig Ghana Limited under the New Eirik Raude Qualifying Contract.”

3.	The following Clause 37.2 (Service of process) shall be inserted in the Facility Agreement:

“Service of process

Without prejudice to any other mode of service, each Obligor:-

(i)	irrevocably appoints Ocean Rig AS of Vestre Svanholmen nr. 6, Forus, N-4313 Sandnes, Norway, as its agent for service of process relating to any proceedings before the Norwegian courts in connection with any Finance Document;

(ii)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

(iii)	consents to the service of process to any such proceedings before the Norwegian courts by prepaid posting of a copy of the process to its address set out in this Agreement or any Accession Agreement to which it is a party, or its address at any later time notified to the Agent in writing,”

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4.	Each Obligor represents and warrants to each Finance Party that the representations and warranties in Clause 21 (Representations and warranties) of the Facility Agreement remain true and correct and that no Event of Default has occurred or will occur as a consequence of the entering into of this Addendum No. 1 or the compliance herewith.

5.	The Borrowers shall upon demand pay to the Agent the amount of all reasonable costs and expenses (including external legal fees) properly incurred by the Agent in connection with the negotiation, preparation, printing, execution and registration of this Addendum No. 1, any other documents referred to in this Addendum No. 1.

6.	This Addendum No. 1 and the amendments of the Facility Agreement agreed herein (other than Clause 5 hereof, which shall become effective on the date hereof) shall become effective on the date the Agent has notified the Borrower and the Lenders that it has received all of the documents set out in Schedule 1 in a form and substance satisfactory to the Agent, or on such earlier date as may be determined by the Agent (acting on the instructions of the Majority Banks) and notified to the Borrowers and the Banks in writing (the “Effective Date”).

7.	Words and expressions used herein shall have the same meaning when used herein as set out in the Facility Agreement unless expressly set out herein or the context otherwise requires.

8.	Except as expressly modified by this Addendum No. 1, all terms and provisions of the Facility Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties as if herein set forth in their entirety. All references in the Facility Agreement to “this Agreement”, “hereof”, “hereby”, “hereto”, and the like shall, upon execution and delivery of this Addendum No. 1, mean the Facility Agreement as hereby amended.

9.	The courts of Norway have exclusive jurisdiction to settle any dispute arising out of or in connection with this Addendum No. I (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”), and any Dispute shall be referred to Oslo district court as the court of first instance.

This Clause 9 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Addendum No. 1 shall be governed by Norwegian law.

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SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

1.	In respect of each of the Obligors, certified copies or originals of:

(a)	its articles of association;

(b)	a certificate of registration;

(c)	a resolution of its board of directors authorising it to execute this Addendum No. 1;

(d)	if not included in the resolutions referred to in paragraph (c) above, a power of attorney to its representatives for the execution and registration of this Addendum No. 1; and

(e)	such other documents and evidence as the Agent (or any Bank through the Agent) shall from time to time require, based on law and regulations applicable from time to time and the Banks’ own internal guidelines applicable from time to time to identify the Borrowers and the other Obligors, including the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement.

2.	Certified copies of all approvals, authorisations and consents required by any government or other authority in order for each of the Obligors to enter into and perform its obligations under this Addendum No. 1.

3.	Favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

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SIGNATORIES

The Borrowers:

Ocean Rig ASA

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CFO

Ocean Rig Norway AS

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CHAIRMAN

The Original Guarantors:

Ocean Rig ASA

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CFO

Ocean Rig Norway AS

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CHAIRMAN

Ocean Rig 1 AS

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CHAIRMAN

Ocean Rig 2 AS

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CHAIRMAN

Ocean Rig North Sea AS

By:	/s/ Jan Rune Steinsland
Name:	JAN RUNE STEINSLAND
Title:	CHAIRMAN

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The Banks:

DnB NOR Bank ASA

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

HSH Nordbank AG

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

Nordea Bank Norge ASA

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

Skandinaviska Enskilda Banken AB (publ)

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

DVB Bank N.V. Nordic Branch

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

Deutsche Schiffsbank Aktiengesellschaft

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

Natixis

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

National Bank of Greece S.A.

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

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The Guarantee Bank:

DnB NOR Bank ASA

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

The Arrangers:

DnB NOR Bank ASA

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

HSH NordbankAG

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

Nordea Bank Norge ASA

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

Skandinaviska Enskilda Banken AB (publ)

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact

The Agent:

DnB NOR Bank ASA

By:	/s/ Johan Rasmussen
Name:	Johan Rasmussen
Title:	Attorney-in-fact